BlackRock MuniYield Insured Fund, Inc.

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ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
10/04/06	REGIONAL TRANSN DIST COLO SALES TA	600,000,000	2,963,670

UBS Securities LLC; Citigroup Global Markets Inc.; Goldman, Sachs & Co.; J.P. Morgan Securities Inc.; Merrill Lynch & Co.; Stifel, Nicolaus & Company, Inc.; A.G. Edwards & Sons, Inc.; Bear, Stearns & Co. Inc.; George K. Baum & Company; Jackson Securities, LLC; Piper Jaffray; RBC Capital Markets; Harvestons Securities, Inc.

11/15/06	METROPOLITAN WASH D C ARPTS AUTH A	400,000,000	10,000,000

Lehman Brothers; A.G. Edwards & Sons, Inc.; Banc of America Securities LLC; Bear, Stearns & Co. Inc.; Ferris Baker Watts, Inc.; M.R. Beal & Company; Merrill Lynch & Company; Morgan Keegan & Company, Inc.; Siebert Brandford Shank & Co., LLC; UBS Investment Bank

11/22/06	MASSACHUSETTS ST WTR POLLUTN ABATE	847,285,000	5,700,000

Bear, Stearns & Co. Inc.; Citigroup; JPMorgan; Merrill Lynch & Co.; UBS Investment Bank; A.G. Edwards & Sons, Inc.; Banc of America Securities LLC; Cabrera Capital Markets Inc.; Corby Capital Markets, Inc.; Fidelity Capital Markets Services; First Albany Capital Inc.; Goldman, Sachs & Co.; Jackson Securities Inc.; Lehman Brothers; Oppenheimer & Co., Inc.; Ramirez & Co, Inc.; Raymond James & Associates, Inc.; RBC Capital Markets; Roosevelt & Cross, Inc.; Siebert Brandford Shank & Co., LLC; Southwest Securities, Inc.; Sovereign Securities Corporation, LLC; Wachovia Bank, National Association

BlackRock MuniYield Insured Fund, Inc.

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ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
2/08/07	DALLAS TEX AREA RAPID TRAN	770,270,000	10,000,000

Goldman, Sachs & Co.; Siebert Brandford Shank & Co., LLC; Banc of America Securities LLC; Popular Securities; First Albany Capital Inc.; Merrill Lynch & Co.; Morgan Keegan & Company, Inc.; Ramirez & Co., Inc.; Southwest Securities; Walton, Johnson & Company

2/08/07	DALLAS TEX AREA RAPID TRAN SALES T	770,270,000	3,330,000

Goldman, Sachs & Co.; Siebert Brandford Shank & Co., LLC; Banc of America Securities LLC; Popular Securities; First Albany Capital Inc.; Merrill Lynch & Co.; Morgan Keegan & Company, Inc.; Ramirez & Co., Inc.; Southwest Securities; Walton, Johnson & Company

2/15/07	KENTUCKY ST PPTY & BLDGS COMMN REV	264,225,000	5,390,000

Morgan Stanley; Citigroup; Bear, Stearns & Co. Inc.; UBS Investment Bank; J.J.B. Hilliard, W.L. Lyons, Inc.; Morgan Keegan & Co., Inc.; NatCity Investments, Inc.; JP Morgan; Ross, Sinclaire & Associates, LLC; A.G. Edwards; Edward D. Jones & Co., L.P.; First Kentucky Securities Corp.; Seasongood & Mayer LLC; Merrill Lynch & Co.

03/07/07	PORT SEATTLE WASH REV	227,995,000	12,000,000	Goldman, Sachs & Co.; Citigroup; Lehman Brothers; Merrill Lynch & Co.; UBS Investment Bank; E.J. De La Rosa & Co., Inc.

BlackRock MuniYield Insured Fund, Inc.

FILE #811-06540

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
04/13/07	MASSACHUSETTS ST HSG FIN AGY HSG R	106,670,000	7,000,000

Lehman Brothers, J.P. Morgan Securities Inc., UBS Securities LLC, A.G. Edwards & Sons, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., First Albany Capital Inc., Goldman, Sachs & Co. , Loop Capital Markets, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated, Piper Jaffray, Raymond James & Associates, Inc

05/17/07	MIAMI-DADE CNTY FLA AVIATION REV	600,000,000	12,000,000

UBS Investment Bank; Citigroup Global Markets Inc.; Morgan Stanley & Co. Incorporated; Ramirez & Co., Inc.; Siebert Brandford Shank & Co. LLC; Banc of America Securities LLC; Butler Wick & Co., Inc.; Estrada Hinojosa & Company, Inc.; Goldman, Sachs & Co.; Jackson Securities, LLC; Loop Capital Markets, LLC; Merrill Lynch & Co.; M.R. Beal & Company; Rice Financial Products Company

05/17/07	OREGON ST DEPT TRANSN HWY USERTAX	558,970,000	20,000,000	Morgan Stanley & Co. Incorporated; Banc of America Securities LLC; Bear, Stearns & Co. Inc.; Citigroup Global Markets Inc.; Merrill Lynch & Co.; Siebert Brandford Shank & Co., LLC
05/18/07	IDAHO HSG & FIN ASSN SINGLE FAMILY	30,000,000	7,500,000

Lehman Brothers; Citigroup Global Markets Inc.; D.A. Davidson & Co. Incorporated; A.G. Edwards & Sons, Inc.; Edward D. Jones & Co.; Merrill Lynch & Co.; Piper Jaffray & Co.; Seattle Northwest Securities Corp.; Zions First National Bank

BlackRock MuniYield Insured Fund, Inc.

FILE #811-06540

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
06/14/07	LOS ANGELES CALIF DEPT WTR & PWR W	197,450,000	16,000,000	Lehman Brothers; Merrill Lynch & Co.; Siebert Brandford Shank & Co.; E.J. De La Rosa & Co., Inc.; Goldman, Sachs & Co.; J.P. Morgan Securities Inc.
06/15/07	IDAHO HSG & FIN ASSN SINGLE FAMILY	37,500,000	4,790,000

Lehman Brothers; Citigroup Global Markets Inc.; D.A. Davidson & Co.; A.G. Edwards & Sons, Inc.; Edward D. Jones & Co.; Merrill Lynch & Co.; Piper Jaffray; Seattle-Northwest Securities Corporation; Zions First National Bank Capital Markets

06/21/07	CALIFORNIA ST FOR PREVIOUS ISSUES	2,500,000,000	27,400,000

Citigroup Global Markets Inc., Banc of America Securities LLC, E.J. De La Rosa & Co., Inc., Fidelity Capital Markets Services, Alamo Capital, ALTA CAPITAL GROUP LLC, Backstrom McCarley Berry  & Co.,LLC, Bear, Stearns & Co. Inc., Comerica Securities, Crocker Securities LLC, Goldman, Sachs & Co.,Great Pacific Securities Inc., Grigsby & Associates, Inc., J.P. Morgan Securities Inc., Henderson Capital Partners, Inc., Lehman Brothers, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated, RBC Capital Markets,Ramirez & Co., Inc., Siebert Brandford Shank & Co., Stone & Youngberg LLC, UBS Securities LLC,Wedbush Morgan Securities, Wells Fargo Brokerage Services LLC.

BlackRock MuniYield Insured Fund, Inc.

FILE #811-06540

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
07/13/07	Idaho Housing and Finance Assoc. Single Fam Mrt	46,250,000	3,555,000

Lehman Brothers, Citigroup Global Markets Inc., D.A. Davidson & Co., A.G. Edwards & Sons, Inc., Edward D. Jones & Co., Merrill Lynch & Co., Piper Jaffray, Seattle-Northwest Securities Corporation, Zions First National Bank Capital Markets

07/13/07	Puerto Rico Sales Tax Financing Corp.	2,667,603,572.6	20,000,000

Goldman, Sachs & Co., Lehman Brothers A.G. Edwards & Sons, Inc.,Banc of America Securities LLC, BBVAPR MSD, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., First Albany Capital Inc., J.P. Morgan Securities, Inc., Loop Capital Markets, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated., Oriental Financial Services, Popular Securities, Inc., RBC Capital Markets, Samuel A. Ramirez & Co., Inc., Santander Securities, UBS Securities LLC, Wachovia Bank, National Association

BlackRock MuniYield Insured Fund, Inc.

FILE #811-06540

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
07/13/07	Puerto Rico Sales Tax Financing Corp.	2,667,603,572.6	3,600,000

Goldman, Sachs & Co., Lehman Brothers A.G. Edwards & Sons, Inc.,Banc of America Securities LLC, BBVAPR MSD, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., First Albany Capital Inc., J.P. Morgan Securities, Inc., Loop Capital Markets, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated., Oriental Financial Services, Popular Securities, Inc., RBC Capital Markets, Samuel A. Ramirez & Co., Inc., Santander Securities, UBS Securities LLC, Wachovia Bank, National Association

07/19/07	Mass Health & Educational Facilities Authority	173,510,000	10,000,000	Citigroup Global Markets Inc, Banc of America Securities LLC, Merrill Lynch & Co.
07/20/07	South Carolina Pub Svc Santee Cooper	342,525,000	1,500,000	Citigroup Global Markets Inc., Goldman, Sachs & Co., Bear, Stearns & Co., Merrill Lynch & Co. , Morgan Stanley & Co. Incorporated.
07/20/07	South Carolina Pub Svc Santee Cooper	342,525,000	5,000,000	Citigroup Global Markets Inc., Goldman, Sachs & Co., Bear, Stearns & Co., Merrill Lynch & Co. , Morgan Stanley & Co. Incorporated.
07/20/07	South Carolina Pub Svc Santee Cooper	342,525,000	7,200,000	Citigroup Global Markets Inc., Goldman, Sachs & Co., Bear, Stearns & Co., Merrill Lynch & Co. , Morgan Stanley & Co. Incorporated.

BlackRock MuniYield Insured Fund, Inc.

FILE #811-06540

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
08/23/07	City of San Jose California, Airport Revenue Bond	725,015,000	7,965,000	Lehman Brothers; Citigroup Global Markets Inc.; Merrill Lynch & Co.; E.J. De La Rosa & Co., Inc.; Goldman, Sachs & Co.; Loop Capital Markets; Morgan Stanley & Co. Incorporated; RBC Capital Markets
08/23/07	City of San Jose California, Airport Revenue Bond	725,015,000	14,300,000	Lehman Brothers; Citigroup Global Markets Inc.; Merrill Lynch & Co.; E.J. De La Rosa & Co., Inc.; Goldman, Sachs & Co.; Loop Capital Markets; Morgan Stanley & Co. Incorporated; RBC Capital Markets
08/23/07	New York State Dorm Authority	296,075,000	20,000,000

Goldman, Sachs & Co.; Banc of America Securities LLC; Bear, Stearns & Co. Inc.; Citigroup Global Markets Inc.; J.B. Hanauer & Company; Jackson Securities, LLC; J.P. Morgan Securities Inc.; Lehman Brothers; Merrill Lynch & Co.; Morgan Stanley & Co. Incorporated; M.R. Beal & Company

08/23/07	New York State Dorm Authority	296,075,000	10,000,000

Goldman, Sachs & Co.; Banc of America Securities LLC; Bear, Stearns & Co. Inc.; Citigroup Global Markets Inc.; J.B. Hanauer & Company; Jackson Securities, LLC; J.P. Morgan Securities Inc.; Lehman Brothers; Merrill Lynch & Co.; Morgan Stanley & Co. Incorporated; M.R. Beal & Company

08/24/07	Illinois Municipal Electric Agency	605,360,000	15,000,000	J.P. Morgan Securities Inc.; A.G. Edwards & Sons, Inc.; Bear, Stearns & Co. Inc.; Goldman, Sachs & Co.; Merrill Lynch & Co.
08/24/07	Illinois Municipal Electric Agency	605,360,000	25,000,000	J.P. Morgan Securities Inc.; A.G. Edwards & Sons, Inc.; Bear, Stearns & Co. Inc.; Goldman, Sachs & Co.; Merrill Lynch & Co.